UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT TO

SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 16, 2007

ALLIANCE RESOURCE PARTNERS, L.P.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	0-26823	73-1564280
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1717 South Boulder Avenue, Suite 400, Tulsa, Oklahoma 74119

(Address of principal executive offices and zip code)

(918) 295-7600

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Contract

On February 16, 2007, Alliance Coal, LLC (“Alliance Coal”), a subsidiary of Alliance Resource Partners, L.P. (the “Partnership”), entered into Amendment No. 1 to the Agreement for the Supply of Coal to Mt. Storm Power Station (“Amendment No. 1”) with Virginia Electric and Power Company (“VEPCO”). Amendment No. 1 is effective as of January 1, 2007. The Agreement for the Supply of Coal to Mt. Storm Power Station was entered into on June 22, 2005, by Alliance Coal and VEPCO (the “Original Coal Supply Agreement”). Under the terms of the Original Coal Supply Agreement, Alliance Coal had agreed to sell approximately 2.25 million tons of coal annually to VEPCO for use at VEPCO’s Mt. Storm Power Station located in Grant County, West Virginia (the “Mt. Storm Station”). Under the terms of the Amendment No. 1, Alliance Coal has agreed to sell, and VEPCO has agreed to purchase, up to a total of 1,053,000 additional tons of coal during the period from January 1, 2007, through December 31, 2008 (as such date may be extended through March 31, 2009 under the terms of Amendment No. 1). The additional tonnage to be sold and purchased is also for use at the Mt. Storm Station. Various terms of the Original Coal Supply Agreement relating to quality specifications and quality variation price adjustments were amended under Amendment No. 1 with respect to the tonnage to be sold and purchased pursuant to Amendment No. 1.

VEPCO has entered various transactions with Mount Storm Coal Supply, LLC (“Mount Storm Supply”) and its affiliate, PC West Virginia Synthetic Fuel #2, LLC (“PCWV#2”), whereby PCWV#2 produces synthetic fuel derived from coal (“Coal Synfuel”) at PCWV#2’s synthetic fuel facility located at the Mt. Storm Station (the “Synfuel Facility”), and VEPCO purchases the Coal Synfuel. Alliance Coal delivers coal to the Synfuel Facility pursuant to feedstock agreements with Mount Storm Supply and, pursuant to an Amended and Restated Memorandum of Understanding entered with VEPCO in connection with the Original Coal Supply Agreement, the coal delivered to the Synfuel Facility and used for production of Coal Synfuel reduces the quantity of coal that VEPCO otherwise is required to purchase under the Original Coal Supply Agreement as amended by Amendment No. 1.

The foregoing summary of Amendment No. 1 is qualified in its entirety by reference to the full text of Amendment No. 1 which is filed as Exhibit 10.1 to this Current Report on Form 8-K, and is incorporated herein by reference. The Partnership has requested confidential treatment with respect to certain terms of Amendment No. 1. Exhibit 10.1 is a redacted copy of Amendment No. 1.

Item 9.01.	Financial Statements and Exhibits

(c)	Exhibits

Exhibit No.	Description of Exhibit
10.1*	Amendment No. 1 to the Agreement for the Supply of Coal to Mt. Storm Power Station, made effective January 1, 2007, between Virginia Electric and Power Company and Alliance Coal, LLC.

*	Portions of this exhibit have been omitted pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934, as amended, and the omitted material has been separately filed with the Securities and Exchange Commission.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Alliance Resource Partners, L.P.

By:	Alliance Resource Management GP, LLC,
its managing partner

By:	/s/ Joseph W. Craft III
Joseph W. Craft III
President and Chief Executive Officer

Dated: February 20, 2007